UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017 (June 6, 2017)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders

On June 6, 2017, CIT Group Inc. (the “Company”) filed a Certificate of Designations (the “Certificate”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).  The Certificate was filed in connection with an Underwriting Agreement, dated May 31, 2017 (the “Underwriting Agreement”), between the Company, Morgan Stanley & Co. LLC and the other underwriters named in Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters an aggregate of 325,000 shares of Series A Preferred Stock.

The Series A Preferred Stock ranks (i) senior, as to dividends and upon liquidation, dissolution and winding-up, to the common stock of the Company and to any other class or series of capital stock of the Company now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series A Preferred Stock or senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution and winding-up, as the case may be; (ii) on a parity, as to dividends and upon liquidation, dissolution and winding-up, with any class or series of capital stock of the Company now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series A Preferred Stock as to dividends and upon liquidation, dissolution and winding-up, as the case may be; and (iii) junior, as to dividends and upon liquidation, dissolution and winding-up, to any other class or series of capital stock of the Company now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution and winding-up, as the case may be.

Under the terms of the Series A Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire the Company’s common stock or any other stock ranking junior to or on a parity with the Series A Preferred Stock, is subject to restrictions in the event that the Company has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series A Preferred Stock for the most recently completed dividend period.

The terms of the Series A Preferred Stock are more fully described in the Certificate, which is included as Exhibit 3.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2017, the Company filed the Certificate with the Secretary of State of the State of Delaware, amending the Company’s Fourth Restated Certificate of Incorporation by establishing the Company’s Series A Preferred Stock, consisting of 325,000 authorized shares, $0.01 par value and $1,000.00 liquidation value per share.

Holders of the Series A Preferred Stock are entitled to receive when, as and if declared by the Company’s Board of Directors (the “Board”) or a duly authorized committee of the Board, non-cumulative cash dividends based on the liquidation preference at a per annum rate equal to (i) 5.800% from the original issue date of the shares of Series A Preferred Stock to, but excluding, June 15, 2022 and (ii) a floating rate per annum equal to three-month LIBOR on the related dividend determination date plus a spread of 3.972% per annum from and after June 15, 2022.  If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series A Preferred Stock semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15,

2017 and ending on June 15, 2022 and, thereafter, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2022.

The Series A Preferred Stock has a liquidation preference of $1,000.00 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series A Preferred Stock only to the extent the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any security ranking senior to the Series A Preferred Stock, and pro rata with any other shares of the Company’s capital stock ranking on a parity with the Series A Preferred Stock as to such distributions.  After payment of the full amount of the liquidating distribution, holders of the Series A Preferred Stock are not entitled to any further participation in any distribution of the Company’s assets.

The Series A Preferred Stock has no stated maturity date, is not subject to any mandatory redemption, sinking fund or other similar provisions and will remain outstanding unless redeemed at the Company’s option.  The Company may redeem the Series A Preferred Stock at its option, at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends (without regard to any undeclared dividends), (i) in whole or in part, from time to time, on any dividend payment date on or after June 15, 2022, or (ii) in whole but not in part, within 90 days following the occurrence of a “regulatory capital treatment event” (as described in the Certificate).  Any redemption of the Series A Preferred Stock is subject to prior approval of the Board of Governors of the Federal Reserve System or any successor appropriate federal banking agency.  The Series A Preferred Stock has no preemptive or conversion rights.

The Series A Preferred Stock has no voting rights except with respect to (i) authorizing, increasing the authorized amount of, or issuing any capital stock ranking senior to the Series A Preferred Stock, (ii) authorizing adverse changes in the terms of the Series A Preferred Stock, (iii) in the case of certain dividend nonpayments, electing directors, (iv) certain other fundamental corporate events, and (v) as otherwise required under applicable law.

The terms of the Series A Preferred Stock are more fully described in the Certificate, which is included as Exhibit 3.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 8.01	Other Events

On June 7, 2017, the Company closed the public offering of 325,000 shares of its Series A Preferred Stock pursuant to the Underwriting Agreement. The shares of Series A Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-201417) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Certificate and (ii) the validity opinion with respect to the shares of Series A Preferred Stock.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Designations of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of CIT Group Inc.
5.1	Opinion of Sullivan & Cromwell LLP
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/	John Fawcett
	Name:	John Fawcett
	Title:	Executive Vice President and Chief Financial Officer

Dated: June 7, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of CIT Group Inc.
5.1	Opinion of Sullivan & Cromwell LLP
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)